UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission File Number)	33-0112644 (I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Press Release Dated February 7, 2005

ITEM 2.02 Results of Operations and Financial Condition.

     The press release attached as Exhibit 99.1 includes information with respect to the following: (a) the Registrant’s adjusted non-GAAP earnings per share and net income for the fourth quarter and full year 2004, and (b) the Registrant’s adjusted pro forma non-GAAP earnings per share, net income and revenues for the fourth quarter and full year 2003. These are non-GAAP financial measures.

     The non-GAAP financial measures for the fourth quarter and full year 2004 exclude merger-related impacts and other non-operating charges. The non-GAAP financial measures for the fourth quarter and full year 2003 include revenue and expenses from the former Biogen, Inc. and exclude merger-related impacts and other non-operating charges of the former Biogen, Inc. and former IDEC Pharmaceuticals Corporation.

     Management believes that the non-GAAP financial measures provide useful information to investors. In particular, management believes that they allow investors to monitor and evaluate the Registrant’s ongoing operating results and trends and gain a better understanding of the Registrant’s business, period-to-period performance, and prospects for future performance.

     This press release is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such documents be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.

	By:	/s/ Anne Marie Cook

Anne Marie Cook
Vice President, Chief Corporate Counsel

Date: February 7, 2005

EXHIBIT INDEX

Exhibit
Number	Description
99.1	The Registrant’s Press Release dated February 7, 2005.